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Exhibit 5

                               January 24, 2001

ImageMax, Inc.
455 Pennsylvania Avenue
Suite 128
Fort Washington, PA  19034

          Re: Registration Statement on Form S-8 relating to the ImageMax, Inc. 1997 Incentive Plan, as amended

Dear Sir/Madam:

          Reference is made to a Registration Statement on Form S-8 of ImageMax, Inc. (the "Company") which is being filed with the Securities and Exchange Commission on the date hereof (the "Registration Statement"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

          The Registration Statement covers 1,000,000 shares of Common Stock, no par value, of the Company (the "Shares"), issuable by the Company pursuant to awards granted or available for grant under the Company's 1997 Incentive Plan, as amended (the "Plan").

          We have examined the Registration Statement, including the exhibits thereto, the Company's Amended and Restated Articles of Incorporation and By-Laws as currently in effect, the Plan and such other documents as we have deemed appropriate. In the foregoing examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the authenticity of all documents submitted to us as copies of originals.

          Based upon the foregoing, we are of the opinion that the Shares, when issued and paid for in accordance with the terms of the Plan and any underlying option award agreements or letters, will be validly issued, fully paid and non-assessable.

          We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

                                            Sincerely,

                                            /s/ PEPPER HAMILTON LLP

                                            PEPPER HAMILTON LLP